EXHIBIT INDEX

EXHIBIT A: Attachment to item 77K:
           Changes in Registrant's certifying accountant

EXHIBIT B: Attachment to item 77Q(f):
           Exhibits

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EXHIBIT A:
Exhibit to Item 77-K

Changes in Accountants

1. (i) As of May 3, 2001, KPMG LLP ("KPMG") resigned as the Registrant's independent auditors. Prior to that time, KPMG had been engaged as the principal accountant to audit the Registrant's financial statements.

(ii) KPMG's report on the financial statements of the Registrant for each of the two fiscal years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was approved by the Audit Committee of the Board of Trustees and by the Board of Trustees.

(iv) During the Registrant's two most recent fiscal years there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of that firm, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

(v) Within the Registrant's two most recent fiscal years there were no events of the kind described in
Item 304(a)(1)(v) of Regulation S-K under the
Securities Act of 1933, as amended.

2.    On April 11, 2001, Registrant by action of its
Board of Trustees engaged Ernst & Young LLP ("E &Y") as the principal accountant to audit the Registrant's financial statements for the fiscal year ended December
31, 2000. Prior to the engagement of E&Y and during Registrant's fiscal years ended December 31, 1999 and 2000, neither Registrant nor anyone on its behalf consulted E&Y regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Registrant's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of said Item 304).






EXHIBIT B:
May 3, 2001

Ms. Margaret A. Riley
Chief Financial Officer
CIM High Yield Securities Fund
c/o INVESCO, Inc.
1166 Avenue of the Americas
New York, NY 10036

Dear Ms. Riley:

This is to confirm that the client-auditor relationship between CIM High Yield Securities Fund and KPMG LLP has ceased.

Very truly yours,

/s/KPMG LLP

cc:  Chief Accountant
     Securities and Exchange Commission